Exhibit 99.1

PRESS RELEASE

Overseas Shipholding Group, Inc.

Overseas Shipholding Group Announces Agreement with SEC

Resolution of Final Claim Allows Company to File Motion to Close Bankruptcy Case

Tampa, FL – January 23, 2017 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) announced today that it has reached an agreement with the U.S. Securities and Exchange Commission (“SEC”) fully resolving a previously disclosed SEC investigation into the failure of OSG to record certain federal income tax liabilities in its financial statements prior to the second quarter of 2012.

This agreement with the SEC would also resolve the last remaining claim in the Company’s bankruptcy case. The Company will file a motion requesting bankruptcy court approval of the resolution with the SEC and will simultaneously request an order closing the Company’s bankruptcy case.

“OSG is committed to operating its business with the utmost integrity and transparency and in compliance with all applicable laws and regulations,” said Sam Norton, OSG’s president and CEO. “We are pleased to have reached an agreement to resolve this investigation and to be in a position to close the bankruptcy case. With this matter behind us, we can focus our full attention on building value for our shareholders.”

In the resolution, OSG neither admits nor denies the SEC’s allegations that the Company violated certain provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and related rules. Subject to bankruptcy court approval, OSG will pay a $5 million civil penalty related to the SEC investigation, which was fully reserved for as of September 30, 2016. The SEC resolution does not require any changes to the Company’s historical financial statements. OSG previously restated its annual financial statements for 2000 through 2011 and for the quarters ended March 31 and June 30, 2012.

The SEC has acknowledged OSG’s cooperation with the SEC staff throughout the course of its investigation, as well as OSG’s implementation of remedial measures and improvements to internal accounting controls over its tax reporting functions and changes to the senior management of OSG since 2012.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 24-vessel U.S. Flag fleet consists of eight ATBs, two lightering ATBs, three shuttle tankers, nine MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

PRESS RELEASE

Overseas Shipholding Group, Inc.

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s prospects, its ability to retain and effectively integrate new members of management and the effect of the Company’s spin-off of International Seaways, Inc. Forward-looking statements are based the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for OSG and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media:
Overseas Shipholding Group, Inc.
Brian Tanner, 212-578-1645
btanner@osg.com